UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Uber Technologies, Inc.

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UBER TECHNOLOGIES, INC. 1515 3rd Street SAN FRANCISCO, CA 94158 UBER.COM

April 27, 2021

This feedback statement contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: a tax case before the UK tax authority, developments in the COVID-19 pandemic and the resulting impact on our business and operations, competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K and other filings made with the Securities and Exchange Commission. All information provided in this feedback statement is as of the date of this feedback statement and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this feedback statement, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

We appreciate the opportunity to respond directly to Glass Lewis’ Proxy Paper recommendations. We are focusing our response on the shareholder proposal requesting annual reporting on lobbying activities, submitted by the Teamsters General Fund, to be voted at Uber’s 2021 Annual Meeting of Stockholders. (Proposal 5)

Uber’s Approach to Participation in the Political and Legislative Process

As described in our proxy statement, Uber firmly believes that active participation in the political and legislative process benefits the Company, its stockholders and stakeholders. Policy decisions can, and do, impact company strategies and operations in positive and negative ways, and it is precisely because of this that we believe it is critical that Uber actively advocates on behalf of the Company and its stakeholders. This belief is supported by strong governance and transparency around our political activities.

Our Board recommended a vote against the shareholder proposal because it is unnecessary in light of Uber’s existing risk management practices and current high level of transparency and accountability around political and lobbying activities and expenditures.

As requested by the proposal, Uber’s Board has already taken steps to ensure alignment between Uber’s lobbying and political spending activities and Uber’s strategy and cultural values. We:

•	Amended the Nominating and Governance Committee Charter to provide explicit responsibility for oversight of Uber’s political spending and lobbying activities
•	Adopted a policy establishing Board oversight of political spending and lobbying activities at Uber
•	Provide disclosure of:
•	Uber’s U.S. corporate political activities policy
•	A list of Uber’s memberships in and payments to trade associations established under section 501(c)(6) of the Internal Revenue Code (where Uber pay dues in excess of $50k)
•	Uber’s U.S. corporate political contributions
•	Aggregated, reported federal, state and local lobbying numbers
•	Uber’s U.S. corporate independent expenditures
•	Procedures governing Uber’s direct and indirect lobbying

Glass Lewis’ Vote Recommendation

Glass Lewis’ vote FOR recommendation is primarily based upon criticism of Uber’s strong support and advocacy for Proposition 22 in California in 2020. Proposition 22 passed with overwhelming support from drivers and over 58% of California voters. It represents a momentous win for app-based workers, and Uber’s business in California, and may have positive impacts elsewhere in the U.S. and around the world. Proposition 22 offers historic new benefits and protections for app-based workers in the state, including an earnings guarantee, a healthcare stipend consistent with employer contributions under the Affordable Care Act, occupational accident insurance to cover on-the-job injuries, automobile accident and liability insurance, among other benefits and protections.

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Proposition 22 is a prime example of Uber elevating and advocating for the voices of platform workers - the vast majority of whom want to stay independent contractors - while protecting and promoting shareholder value. Uber is proud of its contributions to support Prop 22, and all 2020 payments to Protect App-Based Drivers and Services, the lead coalition that advocated for Prop 22, are public on our investor relations website. This result is consistent with what we hear from drivers over the last few years:

•	This October 2020 survey[1] of U.S. drivers found that 79% want to remain independent contractors, with 13% expressing the desire to become employees and 8% responding they weren’t sure/didn’t know.
•	This September 2020[2] survey of French delivery drivers found that 72% considered flexibility and independence to be some of the most important aspects of their work with Uber Eats.
•	This July 2020 survey[3] of U.S. drivers and delivery people found that:
o	69% of all drivers and 66% of drivers identifying as full-time prefer to be classified as an independent contractors rather than an employees
o	86% chose app-based driving was to have flexibility in their schedule
o	86% would no longer be able to drive if it didn’t offer a flexible schedule
o	70% would not want to continue driving if drivers were reclassified as traditional employees.
•	This May 2020 survey[4] of U.S. drivers found that 71% want to be independent contractors.
•	This May 2020 survey[5] of California drivers and delivery people found that:
o	More than 7 in 10 supported measures that would protect their right to be independent contractors
o	2 in 3 would stop driving if their flexibility was compromised.
•	This 2019 study[6] found that, on average, drivers in Chile and Mexico would need their pay to be more than doubled in order to be willing to switch to a traditional employee job.
•	This 2019 survey[7] of Australian drivers found that nearly 4 in 5 value the flexibility of the Uber platform and 3 in 5 wouldn’t work for a “traditional company” without flexibility.
•	This 2018 study[8] of London drivers found that 82% agreed that being able to choose their own hours is more important than having holiday pay and a guaranteed minimum wage.

Our management engages regularly with the Board regarding our policy priorities and strategies. In 2020, some of the topics that we regularly addressed included Proposition 22 and  the regulation of the ridesharing and delivery industries more broadly, the TfL license in the UK, cybersecurity, privacy and other matters. For some of these matters, including Proposition 22 and AB5 in California, the Board received regular updates regarding major developments, and in some cases had special meetings to engage with our management team to shape the strategy as it evolved.  We believe that our engagement as a company on these issues helped preserve and grow shareholder value, particularly in light of the Proposition 22 vote, which we believe benefitted drivers, consumers, the company and investors.

______________________________

1 https://therideshareguy.com/california-proposition-22-2020/

2 https://uber-static.s3.amazonaws.com/UberEATS+France/Consultation_des_livreurs_2020.pdf

3 https://ac32b1ba-8f5b-411f-91ab-b7ae9a046606.usrfiles.com/ugd/ac32b1_1b6e5bdc853e466398779c53540ada0c.pdf

4 https://therideshareguy.com/uber-and-lyft-drivers-are-more-like-employees-now-than-ever-before/

5 https://www.cadriversurvey.com/

6 https://publications.iadb.org/publications/english/document/Who_Uses_Ride-Hailing_

   Platforms_to_Drive_in_Latin_America_A_Profile_of_Uber_Drivers_in_Brazil_Chile_Colombia_and_Mexico_en.pdf

7 https://publications.iadb.org/publications/english/document/Who_Uses_Ride-Hailing_Platforms_to_Drive_in_Latin_

   America_A_Profile_of_Uber_Drivers_in_Brazil_Chile_Colombia_and_Mexico_en.pdf

8 https://www.oxfordmartin.ox.ac.uk/downloads/academic/201809_Frey_Berger_UBER.pdf

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We believe that Uber’s Board oversight of political and lobbying activities is meaningful, our disclosure is accessible and transparent - particularly relative to peers - and that our political advocacy activities are strongly aligned with our business strategy, the interests of our stakeholders, and the creation of shareholder value.

Given Uber’s existing Board oversight and leading transparency, your Board recommends that investors vote AGAINST Proposal 5.

Please contact investor@uber.com with any questions regarding this feedback statement.

Sincerely,

/s/ Keir Gumbs

Keir Gumbs

VP, DGC, and Deputy Corporate Secretary

Uber Technologies, Inc.

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